UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

American Outdoor Brands, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39366	84-4630928
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Route Z, Suite A
Columbia, Missouri		65202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 338-9585

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per Share	AOUT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2023, we entered into an Assignment and Assumption of Lease Agreement, dated January 31, 2023 (the “Assignment Agreement”), with Smith & Wesson Sales Company (formerly Smith & Wesson Corp.) (“SWSC”), as assignor, and consented to by RCS – S&W Facility, LLC (“RCS”) and Smith & Wesson Brands, Inc. (“SWBI”), pursuant to which SWSC agreed to assign to us its rights as tenant under the Lease Agreement, dated October 26, 2017 (the “Original Lease”), between Ryan Boone County, LLC, as landlord (the “Landlord”), and SWSC, as tenant, as amended by the First Amendment of Lease Agreement, dated October 25, 2018 (“Amendment 1”), and as further amended by the Second Amendment to Lease Agreement, dated January 31, 2019 (“Amendment 2,” and collectively with the Original Lease and Amendment 1, the “Lease”), which assignment became effective on effective on January 1, 2024.

The Lease covers the approximately 632,000 square foot building and surrounding property located at 1800 North Route Z, Columbia, Boone County, Missouri (the “Building”) where we had previously been subleasing approximately 361,000 square feet from SWSC pursuant to a Sublease, dated as of August 24, 2020, by and between us and SWSC (the “Sublease”). The Lease provides us with an option to require the Landlord to expand the Building by up to 491,000 additional square feet. The Lease term ends on November 26, 2038 and, pursuant to the Assignment Agreement, does not provide for an extension of the term of the Lease. After the assignment of the Lease became effective, our total annual expense under the Lease, including base rent, is $3.7 million, which represents an incremental $1.3 million above our annual expense under the Sublease. We expect to receive additional tax and other incentives from federal, state, and local governmental authorities previously received by SWSC. SWSC and SWBI will guarantee the Lease through the end of the initial term.

The above summary of the Lease is qualified in its entirety by reference to the complete terms and provisions of the Original Lease, Amendment 1, and Amendment 2, which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated by reference into this Item 1.01.

Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, estimates regarding the amount of the annual lease expense and expected tax and other incentives. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the risks associated with factors detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2023, filed with the SEC on June 28, 2023. We do not have, and expressly disclaim, any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

Item 1.02. Termination of a Material Definitive Agreement.

Effective December 29, 2023, as a condition precedent to the assignment of the Lease, we and SWSC agreed to terminate the Sublease. In connection with such termination of the Sublease, we and SWSC also agreed to an apportionment of unresolved maintenance and repair items.

The description of the Sublease and the relationship between us and SWSC set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit
Number	Description
10.1

Lease Agreement, dated as of October 26, 2017, by and between Ryan Boone County, LLC and Smith & Wesson Corp., as assigned to the Registrant effective January 1, 2024 (incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 1, 2023)..

10.2

First Amendment to Lease Agreement, dated as of October 25, 2018, by and among Ryan Boone County, LLC, Smith & Wesson Corp., and American Outdoor Brands Corporation, as assigned to the Registrant effective January 1, 2024 (incorporated by reference to Exhibit 10.3 to Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 1, 2023).

10.3

Second Amendment to Lease Agreement, dated as of January 31, 2019, by and among Ryan Boone County, LLC, American Outdoor Brands Sales Company (f/k/a Smith & Wesson Corp.) and American Outdoor Brands Corporation, as assigned to the Registrant effective January 1, 2024 (incorporated by reference to Exhibit 10.4 to Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 1, 2023).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN OUTDOOR BRANDS, INC.

Date:	January 4, 2024	By:	/s/ H. Andrew Fulmer
H. Andrew Fulmer Executive Vice President, Chief Financial Officer, and Treasurer